UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2007

DISPATCH AUTO PARTS INC.
(Exact Name of Registrant as Specified in Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-51818
(Commission File Number)

20-4200300
(I.R.S. Employer Identification No.)

391 Hua Yu Lane, Dong Xin Street
Xi'an, Shaanxi Province, P.R.China
(Address of Principal Executive Offices) (Zip Code)

(585) 586-5573
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

This Current Report on Form 8-K is filed by Dispatch Auto Parts, Inc., a Florida corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 15, 2007, the Registrant announced the resignation of Ma, Shun Cheng as President of the Registrant, and the resignation of Tian, Wei as Chief Financial Officer of the Registrant. Simultaneously, Mr. Liu, Sheng Li was appointed as the President of the Registrant, Mr. Ma, Shun Cheng was appointed as the Chief Financial Officer of the Registrant. The Registrant also announced the appointment of Ms. Ding, Hong Mei and Mr. Lu, Wei Sheng to their positions of Directors of the Registrant. All the resignation and new appointments were approved by the Board of Directors, effective immediately. Mr. Ma and Mr. Tian will remain in their positions as Directors of the Registrant.

Biographies for the newly appointed directors

Ms. Ding, Hong Mei is nominated as a Director of the Board. Ms. Ding is 35 years old. She graduated from Shaan Xi Financial & Economic College with a degree in business administration. From the year 2000 to the present, Ms. Ding has been employed with the Shaan Xi Heng Li Da Group ("Heng Li Da Group"). She began her career with the Heng Li Da Group as a manager of Heng Li Da Business Services Ltd., one of the subsidiaries of the Heng Li Da Group engaged in office rental services. Ms. Ding is skilled in communication and customer service. While Ms. Ding served in her capacity as manager, the vacancy rate of the rental office was approximately 2%. Ms. Ding is currently in charge of public relations for the company. As a result of Ms. Ding's outstanding performance at Heng Li Da Business Services Ltd., she was appointed as the assistant to the Chairman of Heng Li Da Group and participated in the incorporation of Shan Xi Lv Bao Environmental Eco Industry Management Ltd. ("Lv Bao"). Lv Bao entered a Plan of Exchange with Registrant on November 8, 2006, which was reported on Form 8-k on November 8, 2006. Ms. Ding currently serves as the Chairman of Lv Bao.

Mr. Lu, Wei Sheng is nominated as a Director of the Board. Mr. Lu is 33 years old. He graduated from Xi An Highway Construction College with a degree in logistics. Mr. Lu has over 10 years working experience in the auto parts industry. He started his own business in 1998 where he was engaged in retail sales of auto parts, and auto maintenance and shipping. In 2002, Mr. Lu founded Shaan Xi Yong Feng Hang Auto Sales Co. Ltd. where he focused on marketing and refined his marketing skills. As a result of Mr. Lu's leadership, Shaan Xi Yong Hang Auto Sales Co. Ltd. is currently a profitable and viable enterprise.

The Registrant discloses that there are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Ms. Ding or Mr. Lu had or are to have a direct or indirect material interest.

The biography of Mr. Liu, Sheng Li was disclosed in Schedule 14F-1, which was filed with Securities Exchange and Commission on December 5, 2007 when Mr. Liu was appointed as the Chairman of the Board of Directors.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dispatch Auto Parts, Inc.

DATED: January 19, 2007	By:	/s/ Liu, Sheng Li
Liu, Sheng Li President

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